PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
media@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Q2 2009 Financial Results

Revenue Increases 12 percent from Q1

SUNNYVALE, Calif. and YOKNEAM, ISRAEL – July 22, 2009 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for data center servers and storage, today announced financial results for its second quarter 2009, ended June 30, 2009.

Second Quarter Highlights

•	Revenues were $25.3 million

•	Gross margins were 74.1 percent

•	Operating income was $2.6 million or 10.3 percent of revenues

•	Net income: $4.7 million non-GAAP, $1.7 million GAAP

•	Net income per diluted share: $0.13 non-GAAP, $0.05 GAAP

•	$7.2 million in cash provided by operating activities

•	$193.7 million in total cash and investments at June 30, 2009

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $25.3 million, compared with $22.6 million in the first quarter of 2009, and compared with $28.2 million in the second quarter of 2008.

Gross margins in the second quarter were 74.1 percent, compared with 76.3 percent in the first quarter of 2009 and 79.8 percent in the second quarter of 2008. GAAP net income in the second quarter of 2009 was $1.7 million or $0.05 per diluted share, compared with $2.1 million or $0.06 per diluted share in the first quarter of 2009 and $4.6 million or $0.14 per diluted share in the second quarter of 2008.

On a non-GAAP basis, the company recorded second quarter net income of $4.7 million, or $0.13 per diluted share, compared with $5.2 million or $0.15 per diluted share in the first quarter of 2009 and $9.6 million or $0.28 per diluted share in the second quarter of 2008. The second quarter 2009 non-GAAP net income results exclude $2.2 million of share-based compensation expenses and tax expense of $0.7 million from changes in certain deferred tax assets.

Total cash and investments increased to $193.7 million at June 30, 2009. The company generated $7.2 million in cash from operating activities during the quarter.

“Our second quarter results were highlighted by increased OEM and end-user adoption of our industry-leading end-to-end 40Gb/s InfiniBand connectivity solutions, which grew to 56 percent of revenue, up from 34 percent of revenue in the first quarter,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “This quarter we gained 10GigE design wins at two tier-1 server OEMs and introduced innovative products that further our industry leadership position, and expand our total addressable market.”

Recent Mellanox Press Release Highlights

•	June 23 — Mellanox 40Gb/s InfiniBand Technology Maximizes I/O Performance and Reduces Power Consumption in HP Extreme Scale-Out Solution

•	June 23 — Mellanox InfiniBand Provides the Best Return on Investment by Delivering the Highest System Efficiency and Utilization in the TOP500 High-Performance Computing Systems

•	June 22 — Mellanox Announces 648-Port Modular 40Gb/s InfiniBand Switch with Comprehensive Enterprise-Class Fabric Management Suite for Data Centers and High-Performance Systems

•	June 2 — Mellanox Large-Scale, 324-Port, 40Gb/s InfiniBand Switch Available from HP

•	May 26 — Mellanox 40Gb/s InfiniBand Solutions Deliver Optimized Performance for Fujitsu PRIMERGY Blade Server System

•	May 19 — Mellanox Demonstrates Low-Latency Ethernet at Interop

•	May 13 — Mellanox Announces Six-Port, Multi-Protocol 10 Gigabit Ethernet PHY for Networking, Storage and Server Systems

•	May 12 — Mellanox Introduces ConnectX ENt, Industry’s First Fully Integrated Dual-Port 10GBASE-T Adapter Card

•	May 4 — Mellanox Advances IBM Networking Solutions with 40Gb/s InfiniBand Adapters to Provide Efficient, High-Performance Acceleration for Clustering and Blades

•	Apr 21 — Mellanox to Support VMware vSphere

Conference Calls
Mellanox will broadcast its second quarter 2009 financial results conference call today at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 719-457-2656 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, July 23 at 9 a.m. Israel Time to discuss the company’s second quarter 2009 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call. A taped replay will be made available for 48 hours beginning on Sunday, July 26 through Tuesday, July 28. To access the replay, dial +972-3-9255945.

The Mellanox financial results conference call will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Mellanox web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the changes in certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the changes in certain deferred tax assets because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for HPC products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, declining overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 12, 2009 and our Form 10-Q filed with the SEC on May 07, 2009, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. BridgeX, PhyX, and Virtual Protocol Interconnect are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

MELLANOX TECHNOLOGIES, LTD.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Total revenues	$25,286	$28,201	$47,844	$53,356
Cost of revenues	(6,552)	(5,706)	(11,904)	(11,641)

Gross profit	18,734	22,495	35,940	41,715
Operating expenses:
Research and development	10,120	10,015	18,742	18,272
Sales and marketing	4,036	4,009	7,738	7,362
General and administrative	1,965	2,064	4,167	3,895

Total operating expenses	16,121	16,088	30,647	29,529
Income from operations	2,613	6,407	5,293	12,186
Other income, net	197	941	738	1,984

Income before taxes	2,810	7,348	6,031	14,170
Provision for taxes on income	(1,066)	(2,758)	(2,171)	(4,943)

Net income	$1,744	$4,590	$3,860	$9,227

Net income per share — basic	$0.05	$0.15	$0.12	$0.30

Net income per share — diluted	$0.05	$0.14	$0.12	$0.28

Shares used in computing income per share:
Basic	31,967	31,328	31,895	31,208
Diluted	33,154	32,969	32,986	32,881

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

GAAP NET INCOME	$1,744	$4,590	$3,860	$9,227
Adjustments:
Share-based compensation expense	2,229	2,037	4,553	3,911
Deferred taxes in Israel	680	3,013	1,463	5,069

NON-GAAP NET INCOME	$4,653	$9,640	$9,876	$18,207

GAAP SHARES – BASIC	31,967	31,328	31,895	31,208
Adjustments:
Impact from weighted outstanding shares*	54	201	126	320

NON-GAAP SHARE – BASIC	32,021	31,529	32,021	31,528

GAAP SHARES – DILUTED	33,154	32,969	32,986	32,881
Adjustments:
Impact from weighted outstanding shares*	54	201	126	320
Effect of dilutive securities under GAAP**	(1,187)	(1,641)	(1,091)	(1,672)
Total options vested and exercisable	2,780	2,914	2,780	2,914

NON-GAAP SHARES – DILUTED	34,801	34,443	34,801	34,443

GAAP NET INCOME PER SHARE- DILUTED	$0.05	$0.14	$0.12	$0.28
Adjustments:
Share-based compensation expense	0.06	0.06	0.14	0.12
Deferred taxes in Israel	0.02	0.09	0.04	0.15
Impact from weighted outstanding shares*	(0.00)	(0.00)	(0.00)	(0.01)
Effect of dilutive securities under GAAP**	0.01	0.01	0.01	0.03
Total options vested and exercisable	(0.01)	(0.02)	(0.03)	(0.04)

NON-GAAP INCOME PER SHARE- DILUTED	$0.13	$0.28	$0.28	$0.53

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Shares issued during the period were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$83,129	$110,153
Short-term investments	107,557	70,855
Restricted cash	3,060	2,149
Accounts receivable, net	19,534	23,399
Inventories	6,405	6,740
Deferred taxes	4,290	5,753
Prepaid expenses and other	2,521	2,968

Total current assets	226,496	222,017
Property and equipment, net	9,421	10,386
Severance assets	3,899	3,407
Intangible assets, net	360	465
Deferred taxes	7,302	7,302
Other long-term assets	1,165	1,194

Total assets	$248,643	$244,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	7,485	$8,265
Other accrued liabilities	9,056	14,103
Capital lease obligations, current	450	717

Total current liabilities	16,991	23,085
Accrued severance	5,213	5,042
Capital lease obligations	632	874
Other long-term obligations	1,977	1,690

Total liabilities	24,813	30,691
Shareholders’ equity
Ordinary shares	132	131
Additional paid-in capital	230,796	225,180
Accumulated other comprehensive income	354	81
Accumulated deficit	(7,452)	(11,312)

Total shareholders’ equity	223,830	214,080

Total liabilities and shareholders’ equity	$248,643	$244,771

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$3,860	$9,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,163	1,761
Deferred income taxes	1,463	5,069
Share-based compensation expense	4,553	3,911
Gain on sale of investments	(369)	(1,456)
Changes in assets and liabilities:
Accounts receivable, net	3,865	(4,423)
Inventories	335	(601)
Prepaid expenses and other assets	419	(694)
Accounts payable	(780)	(1,138)
Accrued liabilities and other payables	(4,227)	1,832

Net cash provided by operating activities	11,282	13,488

Cash flows from investing activities:
Purchase of severance-related insurance policies	(478)	(904)
Purchases of short-term investments	(107,387)	(136,602)
Proceeds from sale of short-term investments	62,901	54,741
Proceeds from maturities of short-term investments	8,080	45,050
Decrease in restricted cash deposit	(884)	(99)
Purchase of property and equipment	(1,217)	(1,572)
Purchase of equity investment in a private company	—	(1,500)

Net cash used in investing activities	(38,985)	(40,886)

Cash flows from financing activities:
Principal payments on capital lease obligations	(385)	(1,456)
Proceeds from issuance of common stock to employees	1,064	2,052

Net cash provided by financing activities	679	596

Net increase (decrease) in cash and cash equivalents	(27,024)	(26,802)
Cash and cash equivalents at beginning of period	110,153	100,650

Cash and cash equivalents at end of period	$83,129	$73,848